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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             FORM 8-K CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       November 3, 2003 (October 31, 2003)

                                MICROISLET, INC.
               (Exact Name of Registrant as Specified in Charter)

              Nevada                     0-27035                 88-0408274
              ------                     -------                 ----------
 (State or Other Jurisdiction    (Commission File Number)    (IRS Employer
      of Incorporation)                                     Identification No.)

6370 Nancy Ridge Drive, Suite 112, San Diego, California            92121
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        (Address of Principal Executive Offices)                 (Zip Code)

                                 (858) 657-0287
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         A.       PRIVATE PLACEMENT COMPLETED.

         On October 31, 2003, MicroIslet, Inc. (the "Company"), sold to certain investors an aggregate of 2,322,200 shares of common stock (the "Shares") at a purchase price of $0.50 per share (the "Financing"). Each investor in the Financing was also granted a warrant (the "Warrant") to purchase a number of shares of common stock equal to forty percent (40%) of the Shares purchased by that investor in the Financing. Each Warrant is exercisable until October 31, 2006 at a price of $1.00 per share. The Company also granted to a placement agent a Warrant to purchase 60,000 shares of common stock on the same terms as the Warrants granted to the investors. In total, the Company issued Warrants exercisable for an aggregate of 988,880 shares. The Company also agreed to pay a cash placement agent fee of $35,000.

         1,322,200 of the shares sold in the Financing were sold to a trust affiliated with John J. Hagenbuch, a significant stockholder in the Company. 300,000 of these shares were purchased by Mr. Hagenbuch for cash. The remaining 1,022,200 shares sold to Mr. Hagenbuch's trust were in exchange for the cancellation of two promissory notes held by the trust with an aggregate principal and interest balance of $511,100. As a result of these transactions, Mr. Hagenbuch is now the beneficial owner of approximately 12.6% of the outstanding stock of the Company.

         The Shares and the Warrants were offered and sold without registration under the Securities Act of 1933 to a limited number of accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend was placed on the Shares and the Warrants and will be placed upon the shares issuable upon exercise of the Warrants unless registered under the Act prior to issuance.

         Pursuant to the terms of the Securities Purchase Agreement signed by the Company and the investors, the Company agreed to prepare and file, within 40 days following October 31, 2003, a registration statement covering the resale of the Shares and the shares issuable upon exercise of the Warrants.

         A complete copy of the Securities Purchase Agreement and the form of Warrant issued pursuant to the Financing are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The summary of the transaction set forth above is qualified in its entirety by reference to such exhibits.

         The gross new cash proceeds received from the Financing were $650,000. Net new cash proceeds of the Financing are expected to be used for working capital purposes.

         This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
         None

(b)      PRO FORMA FINANCIAL INFORMATION.
         None

(c)      EXHIBITS.

                  10.1     Securities Purchase Agreement

                  10.2     Form of Warrant



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MICROISLET, INC.

Date: November 3, 2003             By:      /s/ Hartoun Hartounian
                                       -----------------------------------------
                                           Hartoun Hartounian
                                           President and Chief Operating Officer

                                  EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
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10.1                                  Securities Purchase Agreement
10.2                                  Form of Warrant